SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 30, 2009

FNBH BANCORP, INC.
(Exact name of registrant
as specified in charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification No.)

101 East Grand River Howell, Michigan (Address of principal executive office)	48843 (Zip Code)

Registrant’s telephone number, including area code: (517) 546-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Director.

Effective January 30, 2009, Athena Bacalis resigned as a member of the Board of Directors of FNBH Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, First National Bank in Howell (the “Bank”). In addition, on February 2, 2009, the Company and the Bank received the resignation of James R. McAuliffe as a director of the Company and the Bank, effective as of March 20, 2009. Both resignations were submitted for reasons personal to each director. Effective as of January 30, 2009, the size of the Board was reduced to ten members. As a result of these resignations, the Company’s Board of Directors intends to recruit individuals to serve on the Board who (a) have local ties to the communities in which the Bank operates, and (b) have a meaningful investment in the common stock of the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 3, 2009	FNBH BANCORP, INC. (Registrant) By: /s/ Janice B. Trouba —————————————— Janice B. Trouba Chief Financial Officer